SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16 2015

Northwest Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-34582	27-0950358
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

100 Liberty Street
Warren, Pennsylvania	16365
(Address of principal executive office)	(Zip code)

Registrant’s telephone number, including area code:  (814) 726-2140

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02                                           Departure of directors or certain officers; Election of directors; Appointment of certain officers; Compensatory arrangements of certain officers

On July 16, 2015, Northwest Bancshares, Inc. (the “Company”) announced that Robert M. Campana has been selected to serve on the Board of Directors of the Company and Northwest Bank, effective upon completion of the merger of LNB Bancorp, Inc. and Lorain National Bank with and into the Company and Northwest Bank. No determination has been made as to any board committees on which Mr. Campana may serve. Mr. Campana is not a party to a transaction with the Company or Northwest Bank which would require disclosure under Item 404(a) of Regulation S-K. Mr. Campana will be eligible to participate in any compensation and benefit plans applicable to directors of the Company and Northwest Bank. A copy of the Press Release is attached as Exhibit 99.1 to this Current Report.

Item 8.01                                           Other Events

On July 16, 2015, the Company issued a press release announcing Kevin W. Nelson has been named Ohio Region President, effective upon completion of the merger of LNB Bancorp, Inc. and Lorain National Bank with and into the Company and Northwest Bank. A copy of the Press Release is attached as Exhibit 99.2 to this Current Report.

Item 9.01                                           Financial Statements and Exhibits

(a)                                 Not applicable

(b)                                 Not applicable

(c)                                  Not applicable

(d)                                 Exhibits

Exhibit No.	Description
99.1	Press release dated July, 16, 2015
99.2	Press release dated July, 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHWEST BANCSHARES, INC.

DATE:	July 20, 2015	By:	/s/ William W. Harvey, Jr.
William W. Harvey, Jr.
Chief Financial Officer